Exhibit 3.2

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL SUM REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL SUM AND ACCRUED INTEREST SET FORTH BELOW.

10% CONVERTIBLE PROMISSORY NOTE

OF

Humble Energy, Inc.

Issuance Date: October 10, 2022

Total Face Value of Note: $50,000.00

Initial Consideration: $3,873.33

Initial Original Issue Discount: $430.37 (10%)

Initial Principal Amount: $4,303.70

Maturity Date: October 9, 2023

THIS CONVERTIBLE PROMISSORY NOTE is issued by Humble Energy, Inc., a corporation duly organized and existing under the laws of the State of Florida, designated as the Company's 10% Convertible Promissory Note in the principal amount of $50,000.00. This Note will become effective upon its execution by authorized agents of the Company and the Holder and delivery of the Initial Consideration by the Holder to the Company.

Section 1.           Definitions. The following terms shall have the meanings ascribed to them below:

a.	“1933 Act” shall mean the Securities Act of 1933, as amended.

b.	“1934 Act” shall mean the Exchange Act of 1934, as amended.

c.	“Additional Consideration” shall mean additional consideration paid by the Holder to the Company in such amounts and at such date or dates as the Holder may choose at its sole discretion.

d.	“Additional Consideration dates” shall mean such date or dates the Holder provides Additional Consideration to the Company.

1

e.	“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

f.	“Common Stock” shall mean shares of the Company’s common stock $0.001 per share par value.

g.	“Company” shall mean Humble Energy, Inc., a corporation duly organized and existing under the laws of the State of Florida.

h.	“Conversion Date” shall mean the date upon which the Holder submits a Conversion Notice to the Company.

i.	“Conversion Notice” shall mean a notice in the form annexed hereto as Exhibit A properly completed and executed by an authorized agent of the Holder.

j.	“Conversion Price” shall be equal to 55% of the average closing price of the Company’s common stock during the 20 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note. If the Company is placed on “chilled” status with the DTC, the Conversion Price shall be decreased by 10%, (i.e., from 55% to 45%), until such chill is remedied. If the Company is not DWAC eligible through their Transfer Agent and DTC’s Fast Automated Securities Transfer (FAST) system, the Conversion Price shall be decreased by 5% (i.e., from 55% to 50%). In the case of both occurrences, the Conversion Price adjustment shall be a cumulative (i.e., from 55% to 40%). Any default of this Note not remedied within the applicable cure period will result in a permanent additional 10% decrease to the Conversion Price (i.e., from 55% to 50%), in addition to any other discount, as provided above.

k.	“Default Rate” shall mean the lesser of (a) 20% per annum and (b) the highest rate permitted by law.

l.	“DTC” shall mean the Depository Trust Corporation.

m.	“DWAC” shall mean Deposits and Withdrawal at Custodian.

n.	“Effective Date” shall mean October 10, 2022.

o.	“Event of Default” shall have the meaning ascribed to it in Section 6(a) below.

p.	“Face Value” shall mean $50,000.00.

q.	“Holder” shall mean Selkirk Global Holdings, LLC, its registered assigns or successors-in-interest.

r.	“Initial Consideration” shall mean $3,873.33.

s.	“Insolvency Event” shall mean if the Company institutes proceedings to be adjudicated as bankrupt or insolvent, consents to the institution of bankruptcy or insolvency proceedings against it, an involuntary bankruptcy petition is filed against the Company which is not dismissed within 30 days, files a petition or answer or consent seeking reorganization or relief under any applicable law in respect of bankruptcy or insolvency, consents to the filing of any petition of that kind or to the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of it or any substantial part of its property or makes an assignment for the benefit of creditors, or if information becomes publicly available indicating that unsecured claims against the Company are not expected to be paid.

2

t.	“Interest” shall mean interest on the Principal Amount plus all other interest, fees, liquidated damages and/or items due to Holder under this Note at a rate of 10% per annum, compounded monthly.

u.	“Mandatory Default Amount” shall mean 150% of the outstanding Principal Amount of this Note.

v.	“Maturity Date” shall mean October 9, 2023.

w.	“Note” shall mean this 10% Convertible Promissory Note.

x.	“OID” shall mean an original issue discount of 10% of the Principal Amount, to be withheld by the Holder.

y.	“Principal Amount” shall mean the amount of this Note outstanding at any given time.

z.	“Principal Market” shall refer to the primary exchange on which the Company’s common stock is traded or quoted.

aa.	“Required Reserve” shall have the meaning ascribed to it in Section 5Section 5.e) below.

bb.	“Rule 144” shall mean Rule 144 of the Securities Act of 1933, as amended.

cc.	“Transfer Agent” shall mean the Company’s then current transfer agent.

dd.	“Trading Day” shall mean a day on which there is trading or quoting for any security on the Principal Market.

ee.	“SEC” shall mean the United States Securities and Exchange Commission.

ff.	“Securities” shall mean this Note and the Common Shares into which it may be converted from time to time.

gg.	“Underlying Shares” means the shares of common stock into which the Note is convertible (including interest, fees, liquidated damages and/or principal payments in common stock as set forth herein) in accordance with the terms hereof.

hh.	“Use of Proceeds” means the use of the Proceeds set forth on Schedule 1 annexed hereto.

Section 2.           Payment Obligation.

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of the Holder, the Principal Amount, Interest and all other interest, fees, liquidated damages and/or items due to Holder under this Note on the Maturity Date.

3

Section 3.           Consideration.

a.	Upon the execution of this Note, the Holder shall remit to the company the Initial Consideration and shall retain the OID for due diligence, legal fees and other fees and expenses incurred relating to this transaction.

b.	The Company may only utilize the Initial Consideration in the manner set forth as the Use of Proceeds on Schedule 1, annexed hereto and shall promptly provide evidence thereof to Holder of such use in sufficient detail as reasonably requested by Holder.

c.	The Holder may pay additional consideration to the Company in such amounts and at such dates as Holder may choose in its sole discretion. The Principal Amount shall be calculated based on the total Consideration paid by Holder plus OID and Interest, both which are prorated based on the Consideration paid, and all other interest or fees set forth in this Note. The Company shall not be required to repay any portion of the Note’s Face Value that has not been funded.

Section 4.           Prepayment

a.	This Note may be prepaid by the Company, in whole or in part, according to the following schedule:

Days Since Effective Date	Prepayment Amount
Under 90	100% of Principal Amount
91-180	150% of Principal Amount

b.	After 180 days from the Effective Date this Note may not be prepaid without written consent from Holder, which consent may be withheld, delayed or denied in Holder’s sole and absolute discretion. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

Section 5.           Conversion.

a.	Conversion Right. Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at the Holder's sole option, at any time and from time to time to convert in whole or in part the outstanding and unpaid Principal Amount under this Note into shares of Common Stock as per the Conversion Price, but not to exceed the conversion limitation set forth in Section 5(f) below.

b.	Stock Certificates or DWAC. Upon the Holder submitting a Conversion Notice to the Company, the Company shall deliver to the Holder or Holder’s authorized designee, no later than 2 Trading Days after the Conversion Date, a certificate or certificates (which certificate(s) shall be free of restrictive legends and trading restrictions if the shares of Common Stock underlying the portion of the Note being converted are eligible under a resale exemption pursuant to Rule 144(b)(1)(ii) and Rule 144(d)(1)(ii) of the 1933 Act) representing the number of shares of Common Stock being acquired upon the conversion of this Note. In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in DTC’s FAST program, the Company shall instead use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its DWAC program (provided that the same time periods herein as for stock certificates shall apply).

4

c.	Charges and Expenses. Issuance of Common Stock to Holder, or any of its assignees, upon the conversion of this Note shall be made without charge by the Company to the Holder for any issuance fee, postage/mailing charge or any other expense with respect to the issuance of such Common Stock. Holder shall pay all Transfer Agent fees incurred from the issuance of the Common Stock to Holder, as well as any and all other fees and charges required by the Transfer Agent as a condition to effectuate such issuance.

d.	Delivery Timeline. Provided the Holder submits Conversion Notice to the Company, if the Company fails to deliver to the Holder such certificate or certificates (or shares through the DWAC program) pursuant to this Section (free of any restrictions on transfer or legends, if eligible) prior to 3 Trading Days after the Conversion Date, the Company shall pay to the Holder as liquidated damages an amount equal to $2,000 per day, until such certificate or certificates are delivered. The Company acknowledges that it would be extremely difficult or impracticable to determine the Holder’s actual damages and costs resulting from a failure to deliver the Common Stock and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs. Such liquidated damages will be automatically added to the Principal Amount of the Note and tack back to the Effective Date for purposes of Rule 144.

e.	Reservation of Underlying Securities. The Company covenants that it will at all times reserve and keep available for Holder, out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, five times the number of shares of Common Stock as shall be issuable (taking into account the adjustments under this Section 5, but without regard to any ownership limitations contained herein) upon the conversion of this Note (consisting of the Principal Amount) to Common Stock (the “Required Reserve”). The Company covenants that all shares of Common Stock that shall be issuable will, upon issue, be duly authorized, validly issued, fully-paid, non-assessable and freely-tradable (if eligible). If the amount of shares on reserve in Holder’s name at the Company’s transfer agent for this Note shall drop below the Required Reserve, the Company will, within 2 Trading Days of notification from Holder, instruct the transfer agent to increase the number of shares so that the Required Reserve is met. In the event that the Company does not instruct the transfer agent to increase the number of shares so that the Required Reserve is met, the Holder will be allowed, if applicable, to provide this instruction as per the terms of the Irrevocable Transfer Agent Instructions attached to this Note.

f.	Conversion Limitation. In the event the Holder submits a Conversion Notice to the Company that would, upon issuance of the requested shares, result in the Holder beneficially owning more than 9.99% of the then total outstanding shares of the Company, such Conversion Notice shall automatically be amended to reduce the number of requested shares such that that the issuance of amount of shares that would not result in the Holder beneficially owning more than 9.99% of the then total outstanding shares of the Company.

g.	Conversion Delays. If the Company fails to deliver shares in accordance with the timeframe stated in Section 5(d) above, in addition to all other remedies available to the Holder, at any time prior to selling all of those shares, may rescind any portion of the particular conversion attributable to the unsold shares. The rescinded conversion amount will be returned to the Principal Sum with the rescinded conversion shares returned to the Company, under the expectation that any returned conversion amounts will tack back to the Effective Date.

h.	Shorting and Hedging. Holder may not engage in any “shorting” or “hedging” transaction(s) in the Common Stock prior to conversion.

i.	Conversion Right Unconditional. Upon the Holder providing the Company with a Conversion Notice, the Company's obligations to deliver Common Stock as set forth in the Conversion Notice shall be absolute and unconditional, irrespective of any claim of setoff, counterclaim, recoupment, or alleged breach the Company may hold against the Holder.

5

Section 6.           Defaults and Remedies.

a.	Events of Default. Each of the following shall, separately constitute an event of default (an “Event of Default”):

i.	a default in payment of any amount due hereunder which default continues for more than 5 Trading Days after the due date;

ii.	a default in the timely issuance of underlying shares upon and in accordance with terms of Section 5 above, which default continues for 2 Trading Days after the Company has failed to issue shares or deliver stock certificates within the 3rd Trading Day following the Conversion Date;

iii.	failure by the Company for 3 Trading Days after notice has been received by the Company to comply with any material provision of this Note;

iv.	failure of the Company to remain compliant with DTC, thus incurring a “chilled” status with DTC;

v.	any default of any mortgage, indenture or instrument which may be issued, or by which there may be secured or evidenced any indebtedness, for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter;

vi.	if the Company is subject to any Insolvency Event;

vii.	any failure of the Company to satisfy its “filing” obligations under the 1934 Act and the rules and guidelines issued by the Company’s Principal Market;

viii.	failure of the Company to remain in good standing with its state of domicile;

ix.	any failure of the Company to provide the Holder with information related to its corporate structure including, but not limited to, the number of authorized and outstanding shares, public float, etc. within 1 Trading Day of request by Holder;

x.	failure by the Company to maintain the Required Reserve;

xi.	failure of Company’s Common Stock to maintain a closing bid price in its Principal Market for more than 3 consecutive Trading Days;

xii.	any delisting from a Principal Market for any reason;

xiii.	failure by Company to pay any of its Transfer Agent fees in excess of $2,000 or to maintain a Transfer Agent of record;

xiv.	failure by Company to notify Holder of a change in Transfer Agent within 24 hours of such change;

xv.	failure by the Company to provide the Holder with piggyback registration rights as set forth in Section 8.d below;

xvi.	any trading suspension imposed by the SEC under Sections 12(j) or 12(k) of the 1934 Act;

6

xvii.	failure by the Company to meet all requirements necessary to satisfy the availability of Rule 144 to the Holder or its assigns, including but not limited to the timely fulfillment of the current disclosure of the SEC and its Primary Market;

xviii.	failure of the Company to abide by the Use of Proceeds or failure of the Company to inform the Holder of a change in the Use of Proceeds; or

xix.	failure of the Company to abide by the terms of the right of first refusal as set forth in Section 8(e) below.

b.	Remedies.

i.	Upon the 5th Trading Day following the occurrence of any Event of Default, the outstanding Principal Amount of this Note owing in respect thereof through the date of acceleration, shall become, at the Holder's election, immediately due and payable in cash at the Mandatory Default Amount and tack back to the Effective Date for purposes of Rule 144.

ii.	Upon the 5th Trading Day following the occurrence of any Event of Default that results in the eventual acceleration of this Note, the Principal Amount of this Note then due (including the Mandatory Default Amount) shall accrue interest at the Default Interest Rate.

iii.	Upon the 5th Trading Day following the occurrence of any Event of Default that results in the eventual acceleration of this Note, an additional permanent 10% decrease to the Conversion Price set forth in Section 1.g above shall go into effect.

c.	In connection with all remedies described herein, the Holder need not provide, and the Issuer hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment of all amounts due under this Note. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon. Nothing herein shall limit the Holder's right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.

Section 7.           Representations and Warranties of Holder. Holder hereby represents and warrants to the Company that:

a.	Holder is an “accredited investor,” as such term is defined in Regulation D of the 1933 Act and will acquire the Securities for its own account and not with a view to a sale or distribution thereof as that term is used in Section 2(a)(11) of the 1933 Act, in a manner which would require registration under the 1933 Act or any state securities laws. Holder has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the merits and risks of the Securities. Holder can bear the economic risk of the Securities, has knowledge and experience in financial business matters and is capable of bearing and managing the risk of investment in the Securities. Holder recognizes that the Securities have not been registered under the 1933 Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities is registered under the 1933 Act or unless an exemption from registration is available. Holder has carefully considered and has, to the extent Holder believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Securities for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, and has determined that the Securities are a suitable investment for it. Holder has not been offered the Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Holders’ knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. Holder has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of the Securities and the Company, and all such questions have been answered to the full satisfaction of Holder. The Company has not supplied Holder any information regarding the Securities or an investment in the Securities other than as contained in this Agreement, and Holder is relying on its own investigation and evaluation of the Company and the Securities and not on any other information.

7

b.	The Holder is duly organized, validly existing and in good standing under the laws of the state of its formation or incorporation and has all requisite corporate power and authority to carry on its business as now conducted. The Holder is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

c.	All corporate action has been taken on the part of the Holder, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note. The Holder has taken all corporate action required to make all of the obligations of the Holder reflected in the provisions of this Note, valid and enforceable obligations.

d.	The Holder acknowledges that each certificate or instrument representing Securities will be endorsed with the following legend (or a substantially similar legend), unless or until registered under the 1933 Act or exempt from registration:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Section 8.           General.

a.	Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

b.	Assignment, Etc. The Holder may assign or transfer this Note and any Common Shares into which it may be converted from time to time, to any transferee at its sole discretion. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

c.	Amendments. This Note may not be modified or amended, or any of the provisions of this Note waived, except by written agreement of the Company and the Holder.

d.	Piggyback Registration Rights. The Company shall include on the next registration statement that the Company files with the SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of this Note.

e.	Terms of Future Financings. So long as this Note is outstanding, upon any issuance by the Company or any of its subsidiaries of any convertible debt security (whether such debt begins with a convertible feature or such feature is added at a later date) with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Company shall notify the Holder of such additional or more favorable term and such term, at the Holder's option, shall become a part of this Note and its supporting documentation. The types of terms contained in the other security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion look back periods, interest rates, original issue discount percentages and warrant coverage.

8

f.	Governing Law; Jurisdiction.

i.	Governing Law. This Note will be governed by, and construed and interpreted in accordance with, the laws of the state of New York without regard to any conflicts of laws or provisions thereof that would otherwise require the application of the law of any other jurisdiction.

ii.	Jurisdiction and Venue. Any dispute, claim, suit, action or other legal proceeding arising out of or relating to this Note or the rights and obligations of each of the parties shall be brought only in the state and federal courts located in New York County, New York.

g.	No Jury Trial. The Company hereto knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

h.	Delivery of Process by the Holder to the Company. In the event of an action or proceeding by the Holder against the Company, and only by the Holder against the Company, service of copies of summons and/or complaint and/or any other process that may be served in any such action or proceeding may be made by the Holder via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Company at its last known attorney as set forth in its most recent SEC filing.

i.	Notices. Any notice required or permitted hereunder (including Conversion Notices) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

j.	No Bad Actor. No officer or director of the Company would be disqualified under Rule 506(d) of the Securities Act of 1933, as amended, on the basis of being a “bad actor” as that term is established in the September 13, 2013 Small Entity Compliance Guide published by the SEC.

k.	Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates any applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal, fees, liquidated damages or interest on

l.	Right of First Refusal. From and after the date of this Note and at all times hereafter while the Note is outstanding, the Parties agree that, in the event that the Company receives any written or oral proposal (the “Proposal”) containing one or more offers to provide additional capital or equity or debt financing (the “Financing Amount”), the Company agrees that it shall provide a copy of all documents received relating to the Proposal together with a complete and accurate description of the Proposal to the Holder and all amendments, revisions, and supplements thereto (the “Proposal Documents”) no later than 3 business days from the receipt of the Proposal Documents. Following receipt of the Proposal Documents from the Company, the Holder shall have the right (the “Right of First Refusal”), but not the obligation, for a period of 5 business days thereafter (the “Exercise Period”), to invest, at similar or better terms to the Company, an amount equal to or greater than the Financing Amount, upon written notice to the Company that the Holder is exercising the Right of First Refusal provided hereby. In furtherance of the Right of First Refusal, the Company agrees that it will cooperate and assist the Holder in conducting a due diligence investigation of the Company and its corporate and financial affairs and promptly provide the Holder with information and documents that the Holder may reasonably request so as to allow the Holder to make an informed investment decision. However, the Company and the Holder agree that the Holder shall have no more than 5 business days from and after the expiration of the Exercise Period to exercise its Right of First Refusal hereunder. This Right of First Refusal shall extend to all purchases of debt held by, or assigned to or from, current stockholders, vendors, or creditors, all transactions under Sections 3(a)9 and/or 3(a)10 or the Securities Act of 1933, as amended, and all equity line-of-credit transactions.

[Signature Page to Follow.]

9

IN WITNESS WHEREOF, the Company has caused this 10% Convertible Promissory Note to be duly executed on the day and in the year first above written.

Humble Energy, Inc.

By:	/s/ Paul Strickland

Name: Paul Strickland

Title: Secretary

Email:

Address:	447 Broadway, 2nd Floor, Unit 103
New York, NY 10013

This 10% Convertible Promissory Note of October 10, 2022, is accepted as of the date first written above by:

Selkirk Global Holdings, LLC

By:	/s/ Paul Strickland
Paul Strickland
Manager

10

EXHIBIT A

FORM OF CONVERSION NOTICE

To be executed by the Holder in order to convert all or part of that certain 10% Convertible Promissory Note identified as the Note1

DATE:	___________________________

FROM:	Selkirk Global Holdings, LLC [or current Holder] (the “Holder”)

Re:	10% Convertible Promissory Note (this “Note”) originally issued by Humble Energy, Inc. to Selkirk Global Holdings, LLC on October 10, 2022.

The undersigned on behalf of the Holder, hereby elects to convert $__of the aggregate outstanding Principal Amount indicated below of this Note into shares of Common Stock as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the Holder will not beneficially own more than 9.99% of the total outstanding shares of the Company.

Date to Effect Conversion:

Aggregate Principal Amount of Note Being Converted:

Aggregate Interest/Fees Being Converted:

Remaining Principal Balance:

Number of Shares of Common Stock to be Issued:

Applicable Conversion Price:

[Holder Company Name]

By:
Name:
Title:

1 All capitalized terms not herein defined shall have the meaning ascribed to them in the Note.

11

EXHIBIT B

WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF

Humble Energy, Inc.

The undersigned, being directors of Humble Energy, Inc., a Florida corporation (the “Company”), acting pursuant to the Bylaws of the Corporation, do hereby consent to, approve and adopt the following preamble and resolutions:

Convertible Note with Selkirk Global Holdings, LLC

The board of directors of the Company has reviewed and authorized the following documents relating to the issuance of the 10% Convertible Promissory Note to Selkirk Global Holdings, LLC.

The documents agreed to and dated October 10, 2022 are as follows:

10% Convertible Promissory Note of the Company

Notarized Certificate of Corporate Secretary

Company Capitalization Table

Schedule 1 – Use of Proceeds

The board of directors further agree to authorize and approve the issuance of shares to the Holder at Conversion prices that are below the Company’s then current par value.

IN WITNESS WHEREOF, the undersign member(s) of the board of the Company executed this unanimous written consent as of October 10, 2022.

/s/ Paul Strickland
By: Paul Strickland
Its: Director

12

EXHIBIT C

NOTARIZED CERTIFICATE OF CORPORATE SECRETARY OF

Humble Energy, Inc.

(Two Pages)

The undersigned, Paul Strickland is the duly appointed Corporate Secretary of Humble Energy, Inc., a Florida corporation (the “Company”).

I hereby warrant and represent that I have undertaken a complete and thorough review of the Company’s corporate and financial books and records, including, but not limited to, the Company’s records relating to the following:

(A)	The issuance of that certain 10% Convertible Promissory Note dated October 10, 2022 (the “Note Issuance Date”) issued to Selkirk Global Holdings, LLC (with any assignees or successors in interest, the “Holder”) in the stated original principal amount of $4,303.70 (the “Note”);

(B)	The Company’s Board of Directors duly approved the issuance of the Note to the Holder;

(C)	(D) Mark the appropriate selection:

X The Company represents that it is not a “shell company,” as that term is defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended, and has never been a shell company, as so defined; or

____ The Company represents that (i) it was a “shell company,” as that term is defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended, (ii) since ______, 20__ , it has no longer been a shell company, as so defined, and (iii) on ______, 20__ , it provided Form 10-type information in a filing with the Securities and Exchange Commission.

(E)	I understand the constraints imposed under Rule 144 on those persons who are or may be deemed to be “affiliates,” as that term is defined in Rule 144(a)(1) of the Securities Act of 1933, as amended.

(F)	I understand that all of the representations set forth in this Certificate will be relied upon by counsel to the Holder in connection with the preparation of a legal opinion.

13

I hereby affix my signature to this Notarized Certificate and hereby confirm the accuracy of the statements made herein.

Signed:	/s/ Paul Strickland	Date:	10-11-2022

Name: Paul Strickland, Corporate Secretary

SUBSCRIBED AND SWORN TO BEFORE ME ON THIS 11 DAY OF OCTOBER 2022.

/s/ Matthew Reid Notary Public

14

EXHIBIT D

COMPANY CAPITALIZATION TABLE AS OF September 30, 2022

COMMON STOCK AND COMMON STOCK EQUIVALENTS

ISSUED, OUTSTANDING AND RESERVED

DESCRIPTION	AMOUNT
Authorized Common Stock
Authorized Capital Stock
Authorized Common Stock
Issued Common Stock
Outstanding Common Stock
Treasury Stock
*Authorized, but unissued

Authorized Preferred Stock
Issued Preferred Stock

Reserved for Equity Incentive Plans
Reserved for Convertible Debt
Reserved for Options and Warrants
Reserved for Other Purposes

TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS OUTSTANDING

* This number includes all shares reserved for Convertible Debt

Note: If not applicable, enter “n/a” or “zero” in Column 2.

15

SCHEDULE 1

USE OF PROCEEDS

Pursuant to that certain 10% Convertible Promissory Note, the Company covenants that it will within, 1 month(s) of the Effective Date of the Note, use the proceeds of the Note in the manner set forth below:

1.	Transfer Agent Fees: $2,373.33
2.	Accountant Fees: $1,500

Humble Energy, Inc.

By:	/s/ Paul Strickland
Paul Strickland, Secretary

Dated: October 10, 2022

16